CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Trustees

Evergreen Equity Trust

We consent to the use of our report dated September 22, 2006 for Evergreen Large Cap Value Fund, a series of Evergreen Equity Trust, included herein and to the reference to our firm under the caption “FINANCIAL STATEMENTS” in the Prospectus/Proxy Statement.

/s/ KPMG LLP

Boston, Massachusetts

March 13, 2007